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                           LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of November 24, 1999, between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02481, doing business under the name "Silicon Valley East" ("Bank") and SMARTERKIDS.COM, INC. ("Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

     1    ACCOUNTING AND OTHER TERMS

     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

     2    LOAN AND TERMS OF PAYMENT

     2.1 CREDIT EXTENSIONS. Borrower shall pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

     2.1.1  EQUIPMENT FACILITY.

          (a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, equipment advances (each an "Equipment Advance" and collectively the "Equipment Advances") in an aggregate amount not to exceed the Committed Equipment Line. When repaid, the Equipment Advances may not be re-borrowed. The proceeds of the Equipment Advances shall be used solely to reimburse Borrower for the purchase of Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) of the Equipment Advance and to purchase new Eligible Equipment. Not withstanding the foregoing, the proceeds of the first Equipment Advance shall be used to reimburse the Borrower for the purchase of Eligible Equipment purchased within one hundred twenty (120) days (determined based upon the applicable invoice date of such Eligible Equipment) of the Equipment Advance. Bank's obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of
Default, or (ii) the Commitment Termination Date.   For purposes of this
Section, the minimum amount of each Equipment Advance is One Hundred Thousand Dollars ($100,000.00). The Borrower may only request a total of ten (10) Equipment Advances.

     (b) To obtain an Equipment Advance, Borrower shall deliver to Bank a completed loan supplement in substantially the form attached as Exhibit B ("Loan Supplement"), together with a UCC Financing Statement covering the Financed Equipment described on Annex A to the applicable Loan Supplement and such additional information as Bank may reasonably request at least five (5)
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Business Days before the proposed funding date (the "Funding Date"). On each
Funding Date, Bank shall specify in the Loan Supplement for each Equipment Advance, the Basic Rate, the Loan Factor, and the Payment Dates. If Borrower satisfies the conditions of each Equipment Advance, Bank shall disburse such Equipment Advance by internal transfer to Borrower's deposit account with Bank. Each Equipment Advance may not exceed 100% of the Original Stated Cost of the Financed Equipment.

     (c) Bank's obligation to lend the undisbursed portion of the Committed Equipment Line shall terminate if there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

     2.2  INTEREST RATE; PAYMENTS.

          (1) Principal and Interest Payments On Payment Dates.   Borrower shall
repay each Equipment Advance pursuant to the terms set forth in the corresponding Loan Supplement. For each Equipment Advance, Borrower shall make equal monthly payments of principal and interest, in advance, calculated by the Bank based upon: (1) the amount of the Equipment Advance, (2) the Basic Rate, and (3) an amortization schedule equal to the Repayment Period (individually, the "Scheduled Payment", and collectively, "Scheduled Payments"), on the first Business Day of the month following the month in which the Funding Date occurs (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance and continuing thereafter during the Repayment Period on the first Business Day of each successive calendar month (each a "Payment Date"). All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment Advance. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. An Equipment Advance may only be prepaid in accordance with Sections 2.2(e) and 2.2(g).

          (b) Interest Rate. Borrower shall pay interest on the unpaid principal amount of each Equipment Advance from the first Payment Date after the Funding Date of such Equipment Advance until the Equipment Advance has been paid in full, at the per annum rate of interest equal to the Basic Rate determined by Bank as of the Funding Date for each Equipment Advance in accordance with the definition of the Basic Rate. Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the Basic Rate plus five percent (5%)(the "Default Rate"). If any change in the law increases Bank's expenses or decreases its return from the Equipment Advances, Borrower shall pay Bank upon request the amount of such increase or decrease.

          (c) Interim Payment. In addition to the Scheduled Payments, on the Funding Date for each

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Equipment Advance  (unless the Funding Date is the first Business Day of the month, in which event no Interim Payment shall be due or owing), Borrower shall pay to Bank, on behalf of Bank, an amount (the "Interim Payment") equal to the initial Equipment Advance multiplied by the product of (i) the quotient derived from dividing the initial Loan Factor with respect to such Equipment Advance by 30, and (ii) the number of days from the Funding Date of the Equipment Advance until the first Payment Date with respect to such Equipment Advance.

          (d) Final Payment. On the Maturity Date with respect to each Equipment Advance, Borrower shall pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Equipment Advance, an amount equal to the Final Payment.

          (e) Prepayment Upon an Event of Loss. If any Financed Equipment is subject to an Event of
Loss and Borrower is required to or elects to prepay the Equipment Advance with respect to such Financed Equipment pursuant to Section 6.7 then such Equipment Advance shall be prepaid to the extent and in the manner provided in such section.

          (f) Mandatory Prepayment Upon an Acceleration. If the Equipment Advances are accelerated following the occurrence of an Event of Default or otherwise (other than following an Event of Loss), then Borrower shall immediately pay to Bank (i) all unpaid Scheduled Payments with respect to each Equipment Advance due prior to the date of prepayment, (ii) all accrued unpaid interest, including interest at the Default Rate, to the date of the prepayment, (iii) the Final Payment, and
(iv) all other sums, if any, that shall have become due and payable with respect to any Equipment Advance.

          (g) Permitted Prepayment of Loans.   With Bank's prior written
          consent, which shall not be
unreasonably withheld, delayed or conditioned, Borrower shall have the option to prepay all, but not less than all, of the Equipment Advances advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay the Equipment Advances at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal; (B) all unpaid accrued interest to the date of the prepayment; (C) the Final Payment in respect of each Equipment Advance ; and (D) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

     2.3 FEES. Borrower shall pay to Bank all Bank Expenses (including reasonable attorneys' fees and expenses incurred through and after the Closing Date when due.

     2.4 REQUEST TO DEBIT. Bank may debit any of Borrower's deposit accounts including Account Number ______________________ for principal and interest payments or any amounts Borrower owes Bank when due. Bank shall notify Borrower when it debits Borrower's accounts. These debits are not a set-off.

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     3    CONDITIONS OF LOANS

     3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

          (1)  this Agreement;

          (2) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

          (3) an opinion of Borrower's counsel;

          (4) financing statements (Forms UCC-1);

          (5)  insurance certificate;

          (6) payment of the fees and Bank Expenses then due specified in
     Section 2.3 hereof;

          (7) Certificate of Good Standing/Legal Existence;

          (8) Certificate of Foreign Qualification (if applicable); and

          (9) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.


     3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

          (1) timely receipt of a completed Loan Supplement and UCC financing statement covering the Financed Equipment described on Annex A to the Loan Supplement; and

          (2) the representations and warranties in Section 5 must be materially true on the date of the Loan Supplement and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true.

          (3) the Bank shall have the opportunity to confirm that upon filing the UCC-1 financing statement covering the Equipment described on the Loan Supplement, that the Bank shall have a first perfected security interest in such Equipment.

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     4    CREATION OF SECURITY INTEREST

     4.1 GRANT OF SECURITY INTEREST. Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Any security interest shall be a first priority security interest in the Collateral. If the Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. Upon termination of this Agreement and satisfaction of the Obligations, Bank shall release its security interest in all Collateral, and shall execute all documents and take all actions reasonably requested by Borrower in connection therewith.

     5    REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants as follows:

     5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

     5.2  COLLATERAL.  Borrower has good title to the Collateral, free of Liens.

     5.3 LITIGATION. Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could could reasonably be expected to cause a Material Adverse Change.

     5.4 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

     5.5 SOLVENCY. Borrower is able to pay its debts (including trade debts) as they mature.

     5.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair

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Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

     5.7 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities.

     5.8 FULL DISCLOSURE. No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements, in light of the circumstances in which they were made, not misleading.

     6    AFFIRMATIVE COVENANTS

     Borrower shall do all of the following:

     6.1 GOVERNMENT COMPLIANCE. Borrower shall maintain its and all Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

     6.2  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

          (1) Borrower shall deliver to Bank: (i) a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer (a) prior to the occurrence of the Capitalization Event, as soon as available, but no later than thirty (30) days after the last day of each month, and (b) upon and after the occurrence of the Capitalization Event, as soon as available, but no later than forty five (45) days after the last day of each quarter; (ii) as soon as available, but no later than ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iii) within five (5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or

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costs to Borrower or any Subsidiary of Two Hundred Thousand Dollars
($200,000.00) or more; and (v) other financial information Bank reasonably requests.

          (2) Borrower shall deliver to Bank with the financial statements, a Compliance Certificate signed by a Responsible Officer in the form of Exhibit C as follows: (i) if prior to the occurrence of the Capitalization Event, within thirty (30) days after the last day of each month, and (ii) upon and after the occurrence of the Capitalization Event, within forty five (45) days after the last day of each quarter.

     6.3 TAXES. Borrower shall make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments owing by Borrower and shall deliver to Bank, on demand, appropriate certificates attesting to such payments.

     6.4 INSURANCE. Borrower shall keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank's option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing and subject to Section 6.7 below, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Five Thousand Dollars ($5,000.00) toward the replacement or repair of destroyed or damaged property; provided that (i) any such replaced or repaired property (a) shall be of equal or like value as the replaced or repaired Collateral and (b) shall be deemed Collateral in which Bank has been granted a first priority security interest and
(ii) after the occurrence and during the continuation of an Event of Default all proceeds payable under such casualty policy shall, at the option of the Bank, be payable to Bank on account of the Obligations.

     6.5 PRIMARY ACCOUNTS. Borrower shall maintain an operating account with Bank. On the Closing Date, Borrower shall deposit at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) with the Bank. Upon the occurrence of the Capitalization Event, Borrower shall deposit with Bank an additional Five Million Dollars ($5,000,000.00).

     6.6 FURTHER ASSURANCES. Borrower shall execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

     6.7 LOSS; DESTRUCTION; OR DAMAGE. Borrower shall bear the risk of the Financed Equipment being lost, stolen, destroyed, or damaged. If during the term of this Agreement any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period

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equal to at least the remainder of the term of this Agreement (an "Event of
Loss"), then in each case, Borrower:

          (1) prior to the occurrence of an Event of Default, at Borrower's option, shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal, plus the Final Payment; or (ii) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

          (2) during the continuance of an Event of Default, on or before the next Payment Date following such Event of Loss, for each such item of Financed Equipment subject to such Event of Loss, Borrower shall, at Bank's option, pay to Bank an amount equal to the sum of: (i) all accrued and unpaid Scheduled Payments (with respect to such Equipment Advance related to the Event of Loss) due prior to the next such Payment Date, (ii) all outstanding principal plus unpaid accrued interest), (iii) the Final Payment plus (iv) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

          (3) On the date of receipt by Bank of the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section, Bank shall promptly remit to Borrower the amount in excess of the amount owed to Bank.

     7    NEGATIVE COVENANTS

     Borrower shall not do any of the following without the Bank's written consent, which shall not be unreasonably withheld:

     7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any material part of the Collateral, other than a Transfer (i) of inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

     7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or if either the Chief Financial Officer or the Chief Executive Officer leaves office and a replacement acceptable to the Bank is not made within thirty (30) days. Borrower shall not, without at least thirty (30) days prior written notice to Bank, relocate its principal executive office or add any new offices or business locations.

     7.3 COMPLIANCE. Undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Equipment Advance for that purpose; fail to meet

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the minimum funding requirements of ERISA, permit a Reportable Event or
Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

     8    EVENTS OF DEFAULT

     Any one of the following is an Event of Default:

     8.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within three (3) days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

     8.2  COVENANT DEFAULT.  Borrower does not perform any obligation in
Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within ten (10) days after it occurs, or if the default cannot be cured within ten (10) days or cannot be cured after Borrower's attempts in the ten (10) day period, and the default may be cured within a reasonable time, then Borrower shall have additional time, (of not more than thirty (30) days) to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

     8.3 MATERIAL ADVERSE CHANGE. (i) A material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral which is not covered by adequate insurance occurs; or (ii) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrower shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period;

     8.4 ATTACHMENT. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in thirty (30) days; (ii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (iv) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

     8.5 INSOLVENCY. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed);

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     8.6  OTHER AGREEMENTS.  If there is a default in any agreement to which
Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) or that could have a Material Adverse Effect;

     8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

     8.8 MISREPRESENTATIONS. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

     9    BANK'S RIGHTS AND REMEDIES

     9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following in accordance with applicable law:

          (1) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

          (2) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

          (3) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

          (4) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

          (5) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

          (6) Dispose of the Collateral according to the Code.

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     9.2  POWER OF ATTORNEY.  Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) make, settle, and adjust all claims under Borrower's insurance policies; and (iii) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank its power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

     9.3 BANK EXPENSES. If Borrower fails to obtain insurance as required under Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and the Bank, Bank may make all or part of the payment or obtain such insurance policies required in Section 6.4, and take any action under the policies Bank deems prudent. Any amounts paid by Bank as provided herein are Bank Expenses and are immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

     9.4 BANK'S LIABILITY FOR COLLATERAL. So long as the Bank complies with reasonable banking practices and applicable law regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

     9.5 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

     9.6 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

     10   NOTICES

     All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed at the beginning of this Agreement. Either Bank or Borrower may change its notice address by giving the other written notice.

          If to Borrower:  Smarterkids.com, Inc.
                           15 Crawford Street
                           Needham, Massachusetts 02494
                           Attn: Robert Cahill
                           FAX: (781) 449-4887

          with a copy to:  Testa, Hurwitz & Thibeault, LLP
                           High Street Tower
                           125 High Street
                           Boston, Massachusetts 02110
                           Attn: Gordon H. Hayes, Esq.

          If to Bank:      Silicon Valley Bank
                           40 William Street
                           Wellesley, Massachusetts 02481
                           Attn: Douglas W. Marshall
                           FAX: (781) 431-9906

          with a copy to:  Riemer & Braunstein LLP
                           Three Center Plaza
                           Boston, Massachusetts 02108
                           Attn: David A. Ephraim, Esquire
                           FAX: (617) 880-3456


     11    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

     Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Suffolk County, Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     12   GENERAL PROVISIONS

     12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

     12.2 INDEMNIFICATION. Borrower hereby indemnifies, defends and holds the Bank and its officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     12.3 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

     12.4 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

     12.5 AMENDMENTS IN WRITING, INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

     12.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

     12.7 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank shall survive until all statutes of limitations for actions that may be brought against Bank have run.

     12.8 CONFIDENTIALITY. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the Loans; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either:
(a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

     12.9 ATTORNEYS' FEES, COSTS AND EXPENSES. In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

     13   DEFINITIONS

     13.1 DEFINITIONS.

     "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

     "BASIC RATE" is, as of the Funding Date the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in the Wall Street Journal on the day the Loan Supplement is prepared, plus (b) the Loan Margin.

     "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     "CAPITALIZATION EVENT" is the making and completion by the Borrower of an initial public offering.

     "CHIEF EXECUTIVE OFFICER" is David Blohm.

     "CHIEF FINANCIAL OFFICER" is Robert Cahill.

     "CLOSING DATE" is the date of this Agreement.

     "CODE" is the Massachusetts Uniform Commercial Code.

     "COLLATERAL" is the property described on Exhibit A.
                                               ---------

     "COMMITTED EQUIPMENT LINE" is an Equipment Advance or Equipment Advances of up to One Million Five Hundred Thousand Dollars ($1,500,000.00).

     "COMMITMENT TERMINATION DATE" shall be the date which is the one year anniversary of the Closing Date.

     "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     "CREDIT EXTENSION" is each Equipment Advance or any other extension of credit by Bank for Borrower's benefit.

     "ELIGIBLE EQUIPMENT" is (a) general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, and (b) Other Equipment that complies with all of Borrower's representations and warranties to Bank and which is reasonably acceptable to Bank in all respects.

     "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "EQUIPMENT ADVANCE" is defined in Section 2.1.1.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "EVENT OF LOSS" is defined in Section 6.7.

     "FINAL PAYMENT" is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the Maturity Date for such Equipment Advance equal to the Loan Amount for such Equipment Advance at such time multiplied by the Final Payment Percentage.

     "FINAL PAYMENT PERCENTAGE" is, for each Equipment Advance, five percent (5.0%).

     "FINANCED EQUIPMENT" is all present and future Eligible Equipment in which Borrower has any interest, the purchase of which is financed by an Equipment Advance.

     "FUNDING DATE" is any date on which an Equipment Advance is made to or on account of Borrower.

     "GAAP" is generally accepted accounting principles.

     "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "LOAN AMOUNT" in respect of each Equipment Advance is the aggregate amount of such Equipment Advance.

     "LOAN DOCUMENTS" are, collectively, this Agreement, any note executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     "LOAN FACTOR" is the percentage which results from dividing (i) the monthly Scheduled Payment with respect to the applicable Equipment Advance by (ii) the original principal amount of such Equipment Advance.

     "LOAN MARGIN" is three hundred fifty (350) basis points.

     "LOAN SUPPLEMENT" is defined in Section 2.1.1(b) and attached as Exhibit B.
                                                                      ---------

     "MATERIAL ADVERSE CHANGE " is defined in Section 8.3.

     "MATURITY DATE" is, with respect to each Equipment Advance, the last day of the Repayment Period for such Equipment Advance, or if earlier, the date of acceleration of such Equipment Advance by Bank following an Event of Default.

     "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "ORIGINAL STATED COST" is: (i) the original cost to the Borrower of the item of new Equipment net of any and all freight, installation, tax, or (ii) the fair market value assigned to such item of used Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance.

     "OTHER EQUIPMENT" is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and soft costs approved by the Bank, including sales tax, freight and installation expenses. Unless otherwise agreed to by Bank, not more than 25% of the aggregate Equipment Advances shall consist of Other Equipment.

     "PAYMENT DATE" is defined in Section 2.2(a).

     "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "REPAYMENT PERIOD," as to each Equipment Advance, is thirty six (36) months from the Funding Date of such Equipment Advance.

     "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

     "SCHEDULE" is any attached schedule of exceptions.

     "SCHEDULED PAYMENT" is defined in Section 2.2(a).

     "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor).

     "SUBSIDIARY" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     "TREASURY NOTE MATURITY" is thirty six (36) months.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.


BORROWER:

SMARTERKIDS.COM, INC.


By_________________________________________

Name:______________________________________

Title:_____________________________________



BANK:

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST


By_________________________________________

Name:______________________________________

Title:_____________________________________


SILICON VALLEY BANK


By_________________________________________

Name:______________________________________

Title:_____________________________________
     (Signed in Santa Clara County, California)



525425.4 (56120/232)

                                   EXHIBIT A
                                   ---------


     The Collateral consists of all of Borrower's right, title and interest in and to the following:

     Each item of equipment, or personal property financed with a "Equipment Advance" pursuant to that certain Loan and Security Agreement, dated as of _______________________________, 1999 (the "Loan Agreement"), by and between
Borrower and Bank, including, without limitation, the property described in Annex A hereto, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, and accessions to any and all of the foregoing, and all proceeds from sales, renewals, releases or other dispositions thereof.

                              ANNEX A TO EXHIBIT A
                              --------------------

     The Financed Equipment being financed with the Equipment Advance is listed below. Upon the funding of such Equipment Advance, this schedule automatically shall be deemed to be a part of the Collateral.


     Description of Equipment        Make       Model      Serial #    Invoice#

                                    EXHIBIT B
                                    ---------


                        FORM OF LOAN AGREEMENT SUPPLEMENT

                        LOAN AGREEMENT SUPPLEMENT No. [ ]


     LOAN AGREEMENT SUPPLEMENT No. [ ], dated ______________, ______ ("Supplement"), to the Loan and Security Agreement dated as of ______________, 1999 (the "Loan Agreement) by and between the undersigned Smarterkids.com, Inc. ("Borrower"), and Silicon Valley Bank ("Bank").

     Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed. Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto. The proceeds of the Loan should be transferred to Borrower's account with Bank set forth below:

          Bank Name:  Silicon Valley Bank
          Account No.:   ____________________________

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct on the date hereof and shall be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     This Supplement is delivered as of this day and year first above written.


SILICON VALLEY BANK                           SMARTERKIDS.COM, INC.


By:                                           By:
   ------------------------------                ------------------------------
Name:                                         Name:
     ----------------------------                  ----------------------------
Title:                                        Title:
      ---------------------------                   ---------------------------

Annex A - Description of Financed Equipment
Annex B - Loan Terms Schedule

                              ANNEX A TO EXHIBIT B
                              --------------------

     The Financed Equipment being financed with the Equipment Advance which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Equipment Advance, this schedule automatically shall be deemed to be a part of the Collateral.



     Description of Equipment       Make      Model     Serial #    Invoice#

                              ANNEX B TO EXHIBIT B


                          LOAN TERMS SCHEDULE #______

Loan Funding Date:  _____________, ____

Original Loan Amount:  $____________

Basic Rate:  ______%

Loan Factor:  ______%

Scheduled Payment Dates and Amounts*:

     One (1) payment of $_______ due ______________
     ______ payment of $_______ due monthly in advance from _____ through_____. One (1) payment of $_______ due ______________

Maturity Date:  ____________

Final Payment: An additional amount equal to the Final Payment Percentage multiplied by the Loan Amount then in effect, shall be paid on the Maturity Date with respect to such Loan.

Payment No.  Payment Date

 1
 2
 3
 4
 . . .
35
[36]
 . . .

*/ The amount of each Scheduled Payment shall change as the Loan Amount changes.

                                    EXHIBIT C
                             COMPLIANCE CERTIFICATE

TO:  SILICON VALLEY BANK

FROM:  SMARTERKIDS.COM, INC.

     The undersigned authorized officer of SMARTERKIDS.COM, INC. certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

     PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES"
COLUMN.



REPORTING COVENANT                                REQUIRED                                                     COMPLIES
------------------                                --------                                                     --------

Financial statements with Compliance Certificate  (a) Prior to Capitalization Event: Monthly within 30 days     Yes   No
                                                  (b) After Capitalization Event: Quarterly within 45 days      Yes   No
Annual (CPA Audited)                              FYE within 90 days                                            Yes   No
10-Q, 10-K and 8-K                                Within 5 days after filing with SEC                           Yes   No

COVENANTS                                         REQUIRED                                  ACTUAL             COMPLIES
---------                                         --------                                  ------             --------

Deposit at Closing                                $2,500,000.00                            $_______             Yes  No
Deposit at Occurrence of Capitalization Event     $5,000,000.00                            $_______             Yes  No


COMMENTS REGARDING EXCEPTIONS:  See Attached.
                                        ---------------------------------------
Sincerely,                                   BANK USE ONLY

_____________________________           Received by: _____________________
Signature                                            AUTHORIZED SIGNER

_____________________________           Date:     _________________________
Title
                                        Verified: ________________________
_____________________________                     AUTHORIZED SIGNER
Date
                                        Date:     ______________________
525425.4 (56120/232)
                                        Compliance Status:  Yes     No
                                        3
                                        ---------------------------------------